Keith M. Berman

2660 Townsgate Road

Suite 300

Westlake Village, CA 91361

June 20, 2016

Mr. Seth Shaw

Chairman and CEO

Tauriga Sciences, Inc.

39 Old Ridgebury Road

Danbury, CT 06810

Dear Seth,

I hereby resign from the Board of Directors of Tauriga Sciences, Inc., effective immediately. I wish you and your firm the best of luck.

Very truly yours,

/s/ Keith M. Berman
Keith M. Berman